Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1999 relating to the financial statements and financial statement schedules which appear in ELXSI Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Tampa, Florida
March 24, 2000